SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 14, 2001

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                  1-3122                13-5549268
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 (State or Other Jurisdiction   (Commission File          (IRS Employer
       of Incorporation)             Number)           Identification No.)


  40 Lane Road, Fairfield, New Jersey                         07004
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(Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5. Other Events.

         On June 14, 2001, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit A, announcing that its Board of Directors has elected Veronica M. Hagen, President of Alcoa Inc.'s Engineered Products business unit, as a Director.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired: Not applicable.

(b) Pro forma financial information: Not applicable.

(c) Exhibit: Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 14, 2001

                                            COVANTA ENERGY CORPORATION


                                            By: /s/ Jeffrey R. Horowitz
                                                ------------------------------
                                            Name: Jeffrey R. Horowitz
                                            Title: Senior Vice President,
                                                   Legal Affairs, and Secretary

                                   Exhibit A
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                                                             COVANTA ENERGY Logo




FOR IMMEDIATE RELEASE
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                      COVANTA NAMES ALCOA'S VERONICA HAGEN
                              TO BOARD OF DIRECTORS

Fairfield, NJ, June 14, 2001 - Covanta Energy Corporation (NYSE: COV) today announced that its Board of Directors has elected Veronica M. Hagen, President of Alcoa Inc.'s (NYSE: AA) Engineered Products business unit, as a Director. Hagen will fill a vacancy on the Board for a term expiring in 2002.

George L. Farr, Chairman of the Board of Directors, said, "I'm very pleased to welcome Veronica Hagen to the Board and look forward to her contributions and insight. Her experience in both operating and financial management, and her focus on shareholder value, make her an important addition to our team."

Scott G. Mackin, President and Chief Executive Officer of Covanta and a member of the Company's Board of Directors, said, "We're fortunate to complement our Board with Veronica's broad business experience. Veronica will be an important adviser to me and to the Company, and I am looking forward to working with her."

Hagen, 55, who joined Alcoa in 1998 as an executive vice president, became President of Alcoa Engineered Products in 1999. She was the first woman appointed to serve as President of one of Alcoa's Business Units. In that position, Ms. Hagen oversees the manufacture and sale of aluminum extruded solid and tubular products to the automotive, commercial transportation, distribution, consumer and industrial markets.

Hagen served as Executive Vice President, Distribution and Industrial Products at Alumax, Inc. from 1996 to 1998 with responsibilities including sales, marketing, finance and logistics for a newly merged company. From 1981 to 1996, she was President and Owner of Metal Sales Associates, the leading sales agency for ferrous and nonferrous metals in the Western United States.

Hagen is a past member of the Board of Visitors for the University of California Graduate School of Management. She is a member of the National Association of Aluminum Distributors and a founding member of the Association of Women in Metals Industry, as well as a member of the Committee of 200, an organization of women business executives recognized as leaders in their industries.

She holds a Bachelor's degree in International Relations from the University of Southern California.

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Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

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Contacts:    Investor Relations:
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             Louis M. Walters, 973-882-7260

             Media Relations:
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             Eric Berman, Adam Weiner, David Lilly
             Kekst & Company, 212-521-4800

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